Oppenheimer Holdings Inc. Third Quarter 2025 Investor Update

Safe Harbor Statement This presentation and other written or oral statements made from time to time by representatives of Oppenheimer Holdings Inc. ("Oppenheimer” or the “company”) may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may relate to such matters as anticipated financial performance, future revenues or earnings, business prospects, new products or services, anticipated market performance and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the company’s current beliefs, expectations and assumptions regarding the future of the company’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the company’s control. The company cautions that a variety of factors could cause the company’s actual results to differ materially from the anticipated results or other expectations expressed in the company’s forward-looking statements. These risks and uncertainties include, but are not limited to, those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2025 (the “2024 10-K”) and Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 filed with the SEC on October 31, 2025 (the “2025 10-Q3”). In addition, important factors that could cause actual results to differ materially from those in the forward-looking statements include those factors discussed in Part I, “Item 2. Management’s Discussion & Analysis of Financial Condition and Results of Operations” of the 2025 10-Q3. Any forward-looking statements herein are qualified in their entirety by reference to all such factors discussed in the 2024 10-K, the 2025 10-Q3 and the company’s other SEC filings. There can be no assurance that the company has correctly or completely identified and assessed all of the factors affecting the company’s business. Therefore, you should not rely on any of these forward-looking statements. Any forward-looking statement made by the company in this presentation is based only on information currently available to the company and speaks only as of the date on which it is made. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. 2

Oppenheimer is a leading investment bank and full-service investment firm that provides financial services and advice to high net worth investors, individuals, businesses and institutions. • Hong Kong, China• London, UK • Geneva, Switzerland • St. Helier, Isle of Jersey • Tel Aviv, Israel (1) Represents book value less goodwill and intangible assets divided by number of shares outstanding. $21.7 million Net Income in 3Q-25 $424.4 million Revenue in 3Q-25 Business Overview Oppenheimer Snapshot (as of September 30, 2025) Listed NYSE Ticker: OPY Stockholders' Equity ($M): $920.3 Market Cap ($M): $777.60 Book Value per Share: $87.47 Tangible Book Value per Share:(1) $70.48 Share Price: $73.91 3Q-25 Earnings per Share (Basic): $2.06 3Q-25 Earnings per Share (Diluted): $1.90 P/E Ratio (TTM): 9.14 Dividend Yield (TTM): 0.97% Employees: 2,978 # of Financial Advisors: 927 Retail Branches in the US: 88 Client Assets under Administration ($B): $143.5 Assets Under Management ($B): $55.1 . 3

# Summary Operating Results: 3Q-25 vs 3Q-24 (Unaudited)

OPPENHEIMER

*($000's, except otherwise indicated)*

| | For the 3-Months Ended | | | For the 9-Months Ended | | |
|---|---|---|---|---|---|---|
| **REVENUE** | **9/30/2025** | **9/30/2024** | **% Change** | **9/30/2025** | **9/30/2024** | **% Change** |
| Commissions | $ 120,684 | $ 103,079 | 17.1 % | $ 341,587 | $ 295,984 | 15.4 % |
| Advisory fees | 134,404 | 121,631 | 10.5 % | 388,835 | 353,675 | 9.9 % |
| Investment banking | 77,488 | 52,185 | 48.5 % | 168,644 | 131,841 | 27.9 % |
| Bank deposit sweep income | 28,349 | 34,875 | (18.7) % | 87,078 | 106,406 | (18.2) % |
| Interest | 38,859 | 38,034 | 2.2 % | 113,245 | 99,605 | 13.7 % |
| Principal transactions, net | 14,902 | 14,364 | 3.7 % | 38,409 | 42,672 | (10.0) % |
| Other | 9,752 | 9,184 | 6.2 % | 27,643 | 26,896 | 2.8 % |
| **Total Revenue** | **424,438** | **373,352** | **13.7 %** | **1,165,441** | **1,057,079** | **10.3 %** |
| **EXPENSES** | | | | | | |
| Compensation and related expenses | 290,222 | 237,935 | 22.0 % | 756,387 | 680,375 | 11.2 % |
| Non-compensation related expenses | 102,581 | 100,047 | 2.5 % | 303,833 | 288,014 | 5.5 % |
| **Total Expenses** | **392,803** | **337,982** | **16.2 %** | **1,060,220** | **968,389** | **9.5 %** |
| Pre-tax income | 31,635 | 35,370 | (10.6) % | 105,221 | 88,690 | 18.6 % |
| **Net income attributable to Oppenheimer Holdings Inc.** | **$ 21,712** | **$ 24,508** | **(11.4) %** | **$ 74,041** | **$ 60,828** | **21.7 %** |
| **Earnings per share (Basic) [1]** | $ 2.06 | $ 2.38 | (13.4) % | $ 7.05 | $ 5.87 | 20.1 % |
| **Earnings per share (Diluted) [1]** | $ 1.90 | $ 2.16 | (12.0) % | $ 6.53 | $ 5.45 | 19.8 % |

[1] Attributable to Oppenheimer Holdings Inc.

[2] Pre-tax expenses associated with share appreciation rights for the 3-months ended totaled $13.5 million or $0.95 basic earnings per share (after-tax), attributable to an increase in the OPY Class A share price (which increased $8.30 per share during the quarter).

## Highlights

Increased revenue for the third quarter of 2025 was primarily driven by robust equity underwriting volumes, an increase in transaction-based commissions and greater advisory fees attributable to a rise in billable assets under management ("AUM")

Rising markets propelled both assets under administration and assets under management to new record highs at September 30, 2025

Compensation expenses increased from the prior year quarter largely as the result of greater production-related expenses, higher bonus accruals and elevated costs associated with stock appreciation rights [2] tied to the Company's share price

Non-compensation expenses increased from the prior year quarter primarily due to higher underwriting and technology-related expenses partially offset by lower interest costs

Total stockholders' equity, book value and tangible book value per share reached new record highs as a result of positive earnings

The effective tax rate for the current period was 31.4%, slightly higher when compared with 30.7% for the prior year period due to the impact of certain unfavorable permanent items

4

5 Select Financial Measures Earnings per Share ($)1 Net Income ($M)1Revenue ($M) Stockholders’ Equity ($M)1 1 Attributable to Oppenheimer Holdings Inc.

6 Segment Revenue Breakdown 3Q-25 vs 3Q-24 Pre-Tax Income Breakdown by Segment ($M)Revenue Breakdown by Segment ($M) Wealth Management Capital Markets 3Q-25 Revenue $424.4 MM 3Q-24 Revenue $373.4 MM $2.6 Corp/Other $3.4 Corp/Other 38% 61% 33% 66%

Wealth Management Well-recognized brand and one of the few independent, non-bank broker-dealers with full service capabilities Retail Services • Full-Service Brokerage • Financial Planning, Retirement Services, Insurance Solutions, Corporate & Executive Services & Trust Services • Margin & Securities Lending Advisory Services • Investment Policy Design & Implementation • Asset Allocation & Portfolio Construction • Research, Diligence & Manager Selection • Portfolio Monitoring & Reporting Retail Investments • Hedge Funds & Fund-of-Funds • Private Equity • Private Market Opportunity (Qualified Investors only) to source investments across the private markets continuum Wealth Management Revenue ($M) Pre-Tax Income ($M) and Pre-Tax Margin (%) 927 Financial Advisors At 9/30/2025 $143.5B Assets under Administration At 9/30/2025 $55.1B Assets under Management At 9/30/2025 10.5% Advisory Fees 3Q-25 vs 3Q-24 7 * * The decrease in pre-tax margin between 3Q-24 and 3Q-25 is largely due to lower bank deposit sweep income and elevated expense associated with share appreciation rights

19.2% Sales & Trading Revenues 3Q-25 vs 3Q-24 49.8% Investment Banking Revenues 3Q-25 vs 3Q-24 Capital Markets A leading capital markets business providing sophisticated investment banking, research and trading solutions Healthcare Technology Transportation & Logistics Financial Institutions Consumer & Retail Industrials & Energy Capital Markets Revenue Breakdown 3Q-25 ($M) Capital Markets Revenue ($M) Investment Banking Focus IndustriesInstitutional Equities • Sales and Trading • Equity Research − 37 senior research analysts covering ~690 companies • Corporate Access (Conferences & NDRs) Investment Banking • Mergers & Acquisitions • Equity Capital Markets • Debt Capital Markets • Restructuring & Special Situations Fixed Income • Taxable Fixed Income Sales & Trading • Non-Taxable Fixed Income Sales & Trading • Public Finance Eq ity Services 3Q-25 $162.1M 8 $38.0 24%

9 Capital Structure Book & Tangible Book Value per Share ($) Liquidity & Capital • Record high stockholders’ equity of $920.3 million as of September 30, 2025 • Book value of $87.47 and tangible book value of $70.48 per share, both fresh records, increased from the prior year period largely as a result of positive earnings • The Board of Directors announced a quarterly dividend in the amount of $0.18 per share payable on November 28, 2025 to holders of Class A non-voting and Class B voting common stock of record on November 14, 2025 As of September 30, 2025 ($ in thousands) Total Assets: $ 3,818,148 Stockholders’ Equity: $ 920,274 Broker-Dealer Regulatory Capital ($ in millions) Regulatory Net Capital: $ 383.0 Regulatory Excess Net Capital: $ 351.7 87.47 65.66 72.41 76.72 82.31 81.10 Short-term Borrowings ($M)

For more information contact Investor Relations at info@opco.com